UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 2, 2011
TESORO LOGISTICS LP
(Exact name of registrant as specified in its charter)

Delaware	1-35143	27-4151603
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19100 Ridgewood Pkwy San Antonio, Texas	78259-1828
(Address of principal executive offices)	(Zip Code)

(210) 626-6000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amended and Restated Trucking Transportation Services Agreement

In April 2011, Tesoro Logistics LP (the “Partnership”) reported that its wholly owned subsidiary, Tesoro Logistics Operations LLC (the “Operating Company”) had entered into a Trucking Transportation Services Agreement (the “Original Agreement”) with Tesoro Refining and Marketing Company (“TRMC”). On December 2, 2011, the Operating Company and TRMC entered into an Amended and Restated Trucking Transportation Services Agreement (the “Amended Agreement”). The Amended Agreement, which becomes effective January 1, 2012, extends the expiration of the initial term from April 30, 2013 to April 30, 2016. In addition, the Amended Agreement provides for one optional renewal term of five years.

The Amended Agreement provides that the Operating Company will continue to coordinate the collection, transportation and delivery of crude oil acquired by TRMC in Montana and North Dakota and intended for delivery by truck into the Company's High Plains pipeline system, but extends the scope to include any other destinations (including third party destinations) in Montana and North Dakota.

In exchange for these services, TRMC pays a fee and agrees to certain minimum volume requirements. The Original Agreement provided for per-barrel transportation fees, but the Amended Agreement provides for a mileage-based trucking rate composed of a dispatch fee component and a mileage rate component with the total trucking fee per barrel on individual loads initially ranging from $2.00 per barrel to $5.21 per barrel depending on volume and length of haul. The Operating Company will also continue to charge TRMC separate uncommitted tank usage fees of approximately $0.15 per barrel on each barrel that is delivered by truck to the Operating Company's proprietary tanks and related truck unloading facilities located adjacent to injection points along the Company's High Plains pipeline system.

The Original Agreement obligated TRMC to use the Operating Company's trucking services for a minimum volume of crude oil equal to an average of 22,000 bpd per month. The Amended Agreement provides for changes in such minimum volume commitment as follows: (1) a reduction of 1,500 bpd upon the completion of the Company's new gathering pipeline from the High Plains System Connelly Station to the Marathon Connelly Hub, (2) an increase of 5,000 bpd beginning in April 2012, and (3) an additional increase of 5,000 bpd beginning in April 2013.

If TRMC fails to use the Operating Company to gather, transport and deliver an amount of crude oil equal to its minimum throughput commitment during any calendar month, then TRMC will pay the Operating Company a shortfall payment equal to the volume of the shortfall multiplied by an initial rate of $2.90 per barrel. The amount of any shortfall payment paid by TRMC will be credited against any amounts owed by TRMC for volumes the Operating Company gathers, transports and delivers in excess of TRMC's minimum throughput commitment during any of the succeeding three months.

The foregoing description is not complete and is qualified in its entirety by reference to the Trucking Transportation Services Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

Press Release
On December 5, 2011, the Partnership issued a press release (the "Press Release") announcing its 2012 Business Plan Update. The Press Release is available on our website at www.tesorologistics.com, is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Slide Presentation
On December 6, 2011, Phillip Anderson, President and Ralph Grimmer, Vice President, Operations, of Tesoro Logistics GP will present the 2012 Business Plan Update at the Wells Fargo Securities 10th Annual 2011 Pipeline, MLP and E&P, Services and Utility Symposium in New York, New York in the attached slides (the “Slide Presentation”). The Slide Presentation is available on our website at www.tesorologistics.com, is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.
The Press Release and the Slide Presentation are being furnished, not filed, pursuant to Item 7.01 of Form 8-K. Accordingly, the information in Item 7.01 of this Current Report, including the Press Release and the Slide Presentation, will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

10.1	Amended and Restated Trucking Transportation Services Agreement, dated as of December 2, 2011, between Tesoro Logistics Operations LLC and Tesoro Refining and Marketing Company.
99.1	Press release on December 5, 2011 by Tesoro Logistics LP.
99.2	Slide Presentation dated as of December 5, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 5, 2011

TESORO LOGISTICS LP
By:	Tesoro Logistics GP, LLC
Its General Partner

By:	/s/ G. SCOTT SPENDLOVE
G. Scott Spendlove
Vice President and Chief Financial Officer

Index to Exhibits

Exhibit Number	Description

10.1	Amended and Restated Trucking Transportation Services Agreement, dated as of December 2, 2011, between Tesoro Logistics Operations LLC and Tesoro Refining and Marketing Company.
99.1	Press release on December 5, 2011 by Tesoro Logistics LP.
99.2	Slide Presentation dated as of December 5, 2011.